UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value (voting)	SYNC	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Synacor, Inc. (the “Company”) on February 11, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on February 10, 2021, with CLP SY Holding, LLC, a Delaware limited liability company (“Parent”), and SY Merger Sub Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on March 3, 2021, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company, at a price per Share of $2.20, net to the seller thereof in cash, without interest thereon and subject to any applicable withholding of taxes (the “Offer Price”).

The Offer expired at 12:00 midnight, New York City time, on Tuesday, March 30, 2021. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, 29,423,436 Shares were validly tendered in accordance with the terms of the Offer and “received” (as defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)) and not validly withdrawn, representing approximately 74% of the outstanding Shares. In addition, 4,937,092 Shares were delivered through notices of guaranteed delivery, representing approximately 12% of the Shares outstanding. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Parent and Purchaser accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer and made payment for such Shares on April 1, 2021.

As a result of its acceptance of, and payment for, the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”), without a vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. Accordingly, following the consummation of the Offer, on April 1, 2021, Parent and Purchaser effected the Merger pursuant to Section 251(h) of the DGCL. At the effective time of the Merger, each outstanding Share (other than (a) Shares irrevocably accepted for payment in the Offer, (b) Shares owned by Parent, Purchaser or the Company or any direct or indirect wholly-owned subsidiary of Parent or the Company, including all Shares held by the Company as treasury stock, or (c) Shares that are owned by stockholders of the Company who are entitled to exercise and properly exercise appraisal rights pursuant to Section 262 of the DGCL with respect to such Shares) was converted into the right to receive an amount in cash equal to the Offer Price, without interest, subject to any withholding of taxes required by applicable law. At the effective time of the Merger, the Company became an indirect wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on April 1, 2021 and trading of Shares was suspended effective prior to the open of trading on April 1, 2021. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became an indirect, wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through an equity contribution of approximately $92 million from certain investment funds affiliated with Centre Lane Partners V, L.P., a Delaware limited partnership.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the effective time of the Merger, each of Himesh Bhise, Elisabeth B. Donohue, Marwan Fawaz, Andrew Kau, Michael J. Montgomery and Kevin Rendino resigned from the board of directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Kenneth Lau and Quinn Morgan, as directors of Purchaser as of immediately prior to the effective time of the Merger, became the directors of the Company.

Each officer of the Company immediately prior to the effective time of the Merger will continue as an officer of the Company. The Company’s directors also elected Kenneth Lau as a new officer of the Company.

Information about Mr. Lau and Mr.  Morgan is contained in the Offer to Purchase, filed by Parent and Purchaser as Exhibit  (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on March 3, 2021, which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on April 1, 2021, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 10, 2021, by and among Synacor, Inc., CLP SY Holding, LLC and SY Merger Sub Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2021).

3.1	Amended and Restated Certificate of Incorporation of Synacor, Inc.

3.2	Amended and Restated Bylaws of Synacor, Inc.

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: April 1, 2021	By:	/s/ Timothy J. Heasley
Timothy J. Heasley
Chief Financial Officer and Secretary